EXHIBIT 21.01

                         EASTCO INDUSTRIAL SAFETY CORP.


                                  SUBSIDIARIES

                        FOR THE YEAR ENDED JUNE 30, 1998



Name of Subsidiary                                  State of Incorporation
------------------                                  -----------------------

Disposable Safety Wear, Inc.                        Delaware

Puerto Rico Safety Corporation                      New York

Puerto Rico Safety Equipment Corporation            Delaware

Safety Wear Corp.                                   Delaware

Eastco Glove Technologies, Inc.                     Minnesota